UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 24, 2014

(Date of earliest event reported)

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13771 Danielson Street, Suite L

Poway, CA 9206

(Address of principal executive offices)

888-477-2150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 24, 2014, Parametric Sound Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Needham & Company, LLC, as representative for the several other underwriters named therein, relating to an underwritten public offering (the “Offering”) of 4,000,000 shares of its common stock, $0.001 par value per share, at a price to the public of $10.00 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to an additional 600,000 shares of common stock at the Offering Price less the underwriting discount and estimated offering expenses payable by the Company. Assuming no exercise of the over-allotment option, the Company expects to receive net proceeds from the Offering of approximately $35.6 million after deducting the underwriting discount and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to repay certain indebtedness and for working capital and other general corporate purposes. The shares were delivered to the underwriters on April 29, 2014.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-188389) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the underwriters with customary indemnification rights under the Underwriting Agreement.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 1.1.

The opinion of the Company’s counsel regarding the validity of the shares issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01. Other Events

On April 24, 2014, Parametric Sound Corporation issued a press release announcing the pricing of its previously announced public offering of the Company’s common stock. A copy of the press release is filed as Exhibit 99.1 to this report.

On April 29, 2014, Parametric Sound Corporation issued a press release announcing the closing of its previously announced public offering of the Company’s common stock. A copy of the press release is filed as Exhibit 99.2 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement between the Company and Needham & Company, LLC as representative for the several other underwriters named therein, dated as of April 24, 2014.

5.1	Opinion of Snell & Wilmer LLP.

23.1	Consent of Snell & Wilmer LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press release dated April 24, 2014.

99.2	Press release dated April 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2014	PARAMETRIC SOUND CORPORATION

By:
/s/ Juergen Stark
Juergen Stark Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and Needham & Company, LLC as representative for the several other underwriters named therein, dated as of April 24, 2014.

5.1	Opinion of Snell & Wilmer LLP.

23.1	Consent of Snell & Wilmer LLP (contained in its opinion filed as Exhibit 5.1).

99.1	Press release dated April 24, 2014.

99.2	Press release dated April 29, 2014.